Exhibit 10.23

ATWOOD OCEANICS

BENEFIT EQUALIZATION PLAN

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS
1.1 Account	-1-
1.2 Active Member	-1-
1.3 Adjusted Beginning Balance	-1-
1.4 Administrative Committee	-1-
1.5 Allocation Date	-2-
1.6 Allocation Period	-2-
1.7 Beneficiary	-2-
1.8 Board of Directors	-2-
1.9 Change of Control	-2-
1.10 Code	-2-
1.11 Code Limitation	-2-
1.12 Company Stock	-2-
1.13 Compensation	-2-
1.14 Deferral Agreement	-2-
1.15 Deferral Agreement Effective Date	-3-
1.16 Elective Deferral	-3-
1.17 Elective Deferral Account	-3-
1.18 Eligible Class	-3-
1.19 Employee	-3-
1.20 Employer	-3-
1.21 Employer Matching Account	-3-
1.22 Employer Matching Credit	-3-
1.23 ERISA	-3-
1.24 401(k) Spillover Deferral	-3-
1.25 401(k) Spillover Deferral Account	-4-
1.26 Investment Gain or Loss	-4-
1.27 Member	-4-
1.28 Plan	-4-
1.29 Plan Document	-4-
1.30 Plan Year	-4-
1.31 Qualified Domestic Relations Order	-4-
1.32 Regular Deferral	-4-
1.33 Regular Deferral Account	-4-
1.34 Regulation	-4-
1.35 Retirement Plan	-5-
1.36 Separation	-5-
1.37 Sponsor	-5-
1.38 Tender Offer	-5-
1.39 Unforeseeable Emergency	-5-
1.40 Valuation Date	-5-
1.41 Valuation Period	-5-

ARTICLE 2 PARTICIPATION
2.1 Designation of Active Members by Board of Directors	-6-
2.2 Commencement of Participation	-6-

2.3 Cessation of Participation	-6-
2.4 Recommencement of Participation by Former Members	-6-
2.5 Frozen Accounts	-6-

ARTICLE 3 PARTICIPANT DEFERRALS AND EMPLOYER MATCHING ALLOCATIONS
3.1 Deferral Agreements	-7-
3.2 401(k) Spillover Deferrals	-7-
3.3 Regular Deferrals	-7-
3.4 Employer Matching Credits	-7-

ARTICLE 4 ALLOCATIONS
4.1 Information Statements from Employer	-9-
4.2 Allocation of 401(k) Spillover Deferrals	-9-
4.3 Allocation of Regular Deferrals	-9-
4.4 Allocation of Employer Matching Credit	-9-
4.5 Member Direction of Investments	-9-
4.6 Allocation of Investment Gain or Loss	-9-
4.7 Effective Date of Allocations and Adjustments	-9-
4.8 No Vesting Unless Otherwise Prescribed	-10-

ARTICLE 5 BENEFITS AND EVENTS ENTITLING PARTICIPANTS TO DISTRIBUTION OF BENEFITS
5.1 Benefit upon Separation	-11-
5.2 Benefit upon Change in Control	-11-
5.3 Time for Determining Account Balances	-11-
5.4 Accounting for Distributions	-11-
5.5 Receipt of Domestic Relations Order	-11-
5.6 Withdrawal for Unforeseeable Emergency	-11-

ARTICLE 6 DISTRIBUTION OF BENEFITS
6.1 Time of Distribution	-12-
6.2 Distribution Method	-12-
6.3 Qualified Domestic Relations Orders	-12-
6.4 Distributions to Disabled	-12-
6.5 Designation of Beneficiary	-12-
6.6 No Duplication of Benefits	-12-
6.7 Missing Distributees	-12-
6.8 Claims Procedure	-13-
6.9 Claims Appeal Procedure	-13-
6.10 Member’s Right to Arbitration	-13-

ARTICLE 7 COMMITTEE
7.1 Appointment, Term, Resignation, and Removal	-14-
7.2 Powers	-14-
7.3 Organization	-15-
7.4 Quorum and Majority Action	-15-
7.5 Signatures	-15-
7.6 Disqualification of Administrative Committee Members	-15-
7.7 Disclosure to Members	-15-
7.8 Standard of Performance	-15-
7.9 Liability of Administrative Committee	-15-

7.10 Indemnification of Administrative Committee Members	-16-
7.11 Bonding	-16-
7.12 Compensation	-16-
7.13 Persons Serving in Dual Fiduciary Roles	-16-
7.14 Administrator	-16-
7.15 Standard of Judicial Review of Administrative Committee Actions	-16-

ARTICLE 8 ADOPTION OF PLAN BY OTHER EMPLOYERS
8.1 Adoption Procedure	-17-
8.2 No Joint Venture Implied	-17-

ARTICLE 9 AMENDMENT AND TERMINATION
9.1 Sponsor’s Right to Amend	-18-
9.2 Limitations on Right to Amend	-18-
9.3 Retroactive Amendments to Meet Labor or Tax Requirements	-18-
9.4 Sponsor’s Right to Terminate	-18-

ARTICLE 10 MISCELLANEOUS
10.1 Establishment of Trust Fund not Required	-19-
10.2 Plan Does Not Constitute an Employment Contract	-19-
10.3 Spendthrift Clause	-19-
10.4 Form of Elections	-19-
10.5 Governing Laws; Parties to Legal Actions	-20-
10.6 Plan Document Controlling	-20-
10.7 Severability of Clauses	-20-
10.8 Cross References	-20-
10.9 Securities Law Considerations	-20-

ATWOOD OCEANICS

BENEFIT EQUALIZATION PLAN

THIS AGREEMENT by Atwood Oceanics, Inc., a Texas corporation (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, the Sponsor desires to establish a program that will compensate for certain limits on elective deferrals and employer matching contributions imposed on certain executive employees under the Atwood Oceanics Retirement Plan;

WHEREAS, the Sponsor desires to provide the opportunity for certain executive employees to accumulate supplemental funds for retirement or special needs prior to retirement through the deferral of portions of their compensation; and

WHEREAS, the plan hereby established is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees;

NOW, THEREFORE, the Sponsor hereby adopts the plan hereinafter set forth.

ARTICLE 1

DEFINITIONS

The terms defined in this Article shall have the meanings attributed to them unless the context obviously requires another meaning:

1.1 Account. “Account” shall mean any of the ledger accounts pertaining to a Member that are maintained by the Administrative Committee to reflect the Member’s interest in the Plan. The Administrative Committee shall establish the Accounts specifically described in the Plan and any additional Accounts that the Administrative Committee considers to be necessary in order to reflect the entire interest of the Member in the Plan. Each of the Accounts shall reflect any 401(k) Spillover Deferrals, Regular Deferrals, Employer Matching Credits, and Investment Gain or Loss allocable to the Account.

1.2 Active Member. “Active Member” shall mean an individual designated as such by the Board of Directors.

1.3 Adjusted Beginning Balance. “Adjusted Beginning Balance” shall mean the balance of an Account as of the last Valuation Date preceding the current Valuation Period, reduced by the amount of any distributions allocable to that Account made during the current Valuation Period.

1.4 Administrative Committee. “Administrative Committee” shall mean the committee appointed by the Sponsor to administer the Plan.

1.5 Allocation Date. “Allocation Date” shall mean the day specified by the Administrative Committee for the allocation of amounts to the Members’ Accounts, which shall occur no less frequently than once a month.

1.6 Allocation Period. “Allocation Period” shall mean the period beginning on the day following an Allocation Date (or on the first day of the first Plan Year, in the case of the first Allocation Period) and ending on the immediately succeeding Allocation Date.

1.7 Beneficiary. “Beneficiary” shall mean any person(s), trust(s), or other entity(ies), including the Member’s estate, entitled to receive the benefits payable hereunder upon the Member’s death.

1.8 Board of Directors. “Board of Directors” shall mean the board of directors of the Sponsor.

1.9 Change of Control. “Change of Control” shall mean the occurrence of either of the following events: (i) a third person, including a “group” as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having thirty percent or more of the total number of votes that may be cast for the election of directors of the Sponsor; or (ii) as a result of, or in connection with, any Tender Offer, merger, other business combination, sale of assets, or contested election, or any combination of the foregoing transactions, the persons who were directors of the Sponsor before any such transaction or transactions shall cease to constitute a majority of either the Board of Directors or the board of directors of any successor to the Sponsor.

1.10 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.11 Code Limitation. “Code Limitation” shall mean a limitation or restriction set forth in the Retirement Plan that is required to be included in the Retirement Plan under Section 401(a)(17), 401(k), 402(g), or 415 of the Code.

1.12 Company Stock. “Company Stock” shall mean shares of stock issued by the Sponsor.

1.13 Compensation. “Compensation” shall mean Considered Compensation as defined in the Retirement Plan.

1.14 Deferral Agreement. “Deferral Agreement” shall mean an agreement of the type described in Section 3.1.

1.15 Deferral Agreement Effective Date. “Deferral Agreement Effective Date” shall mean, except as otherwise provided in this Section, the first day of the calendar year beginning after the properly completed and executed Deferral Agreement is received by the Administrative Committee. As applicable to an Employee who has been designated as an Active Member for the first time, “Deferral Agreement Effective Date” shall mean the date the Deferral Agreement is executed, if the Deferral Agreement is executed within the thirty-day period immediately following such designation. The Deferral Agreement shall be effective with respect to any Compensation earned and payable on or after the Deferral Agreement Effective Date.

1.16 Elective Deferral. “Elective Deferral” shall mean either (i) the Member’s 401(k) Spillover Deferral or Regular Deferral, or (ii) both such deferrals.

1.17 Elective Deferral Account. “Elective Deferral Account” shall mean either (i) the Member’s 401(k) Spillover Deferral Account or Regular Deferral Account, or (ii) both such Accounts.

1.18 Eligible Class. “Eligible Class” shall mean the president of the Sponsor and all Employees who report directly to the president of the Sponsor.

1.19 Employee. “Employee” shall mean an individual who is reflected as a common law employee of the Employer in the records of the Employer.

1.20 Employer. “Employer” shall mean the Sponsor and any other business organization that has adopted this Plan.6

1.21 Employer Matching Account. “Employer Matching Account” shall mean the ledger account maintained by the Administrative Committee for each Member that reflects any portion of the Employer Matching Credits allocated to the Member and any Investment Gain or Loss attributable to such credits.

1.22 Employer Matching Credit. “Employer Matching Credit” shall mean the credit made pursuant to the provisions of Section 3.4, if any.

1.23 ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.24 401(k) Spillover Deferral. “401(k) Spillover Deferral” shall mean the Member’s compensation deferral made pursuant to the provisions of Section 3.2, if any.

1.25 401(k) Spillover Deferral Account. “401(k) Spillover Deferral Account” shall mean the ledger account maintained by the Administrative Committee for each Member that reflects any 401(k) Spillover Deferrals made by the Member and any Investment Gain or Loss attributable to such deferrals.

1.26 Investment Gain or Loss. “Investment Gain or Loss” shall mean the increase or decrease in the value of a Member’s Account determined under the procedures used by the managers of the investment funds in which the Member’s Account is invested.

1.27 Member. “Member” shall mean a person who qualifies as such under the provisions of Article 2.

1.28 Plan. “Plan” shall mean all aspects of the program known as Atwood Oceanics Benefit Equalization Plan, the purpose of which is to provide retirement, death, and other severance benefits to Members, surviving spouses, and other Beneficiaries. The Plan comprehends the Plan Document under which it is maintained and the rights, powers, duties, and obligations of the Employers, the Members, the Beneficiaries, and all other interested parties.

1.29 Plan Document. “Plan Document” shall mean this agreement, as amended from time to time.

1.30 Plan Year. “Plan Year” shall mean the 12-consecutive-month annual accounting period of the Plan, which shall end on the last day of December of each calendar year.

1.31 Qualified Domestic Relations Order. “Qualified Domestic Relations Order” shall mean any order determined by the Administrative Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

1.32 Regular Deferral. “Regular Deferral” shall mean the Member’s compensation deferral made pursuant to the provisions of Section 3.3, if any.

1.33 Regular Deferral Account. “Regular Deferral Account” shall mean the ledger account maintained by the Administrative Committee for each Member that reflects any Regular Deferrals made by the Member and any Investment Gain or Loss attributable to such deferrals.

1.34 Regulation. “Regulation” shall mean the Internal Revenue Service regulation specified, as it may be changed from time to time.

1.35 Retirement Plan. “Retirement Plan” shall mean the Atwood Oceanics Retirement Plan, as amended from time to time, or any replacement or successor plan adopted by the Sponsor. Any reference to a specific provision of the Retirement Plan shall be deemed to include a reference to the corresponding provision of any amended, replacement, or successor Retirement Plan.

1.36 Separation. “Separation” shall mean an individual’s termination of employment with an Employer without commencing or continuing employment with any other Employer.

1.37 Sponsor. “Sponsor” shall mean Atwood Oceanics, Inc., a Texas corporation, or any other business organization that assumes the primary responsibility for maintaining this Plan with the consent of the last preceding Sponsor.

1.38 Tender Offer. “Tender Offer” shall mean a tender offer for, or request or invitation for tenders of, shares of Company Stock in exchange for cash or any other consideration, as made to the Plan or to holders of shares of Company Stock generally.

1.39 Unforeseeable Emergency. “Unforeseeable Emergency” shall mean a severe financial hardship to the Member resulting from a sudden and unexpected illness or accident of the Member or of a dependent (as defined in Section 152(a) of the Code) of Member, loss of the Member’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member. Circumstances which constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, no emergency withdrawal may be made to the extent that such financial hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Member’s assets, to the extent that liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of Elective Deferrals. The term “unforeseeable emergency” does not include the need to send the Member’s child to college or the desire to purchase a home.

1.40 Valuation Date. “Valuation Date” shall mean each day on which any investment fund available to Members hereunder is valued under the procedures of the manager of such fund. One or more investment funds may have different Valuation Dates from other investment funds.

1.41 Valuation Period. “Valuation Period” shall mean the period beginning at the commencement of trading on the day following a Valuation Date (or on the first day of the first Plan Year, in the case of the first Valuation Period) and ending at the close of trading on the immediately succeeding Valuation Date.

ARTICLE 2

PARTICIPATION

2.1 Designation of Active Members by Board of Directors. The Board of Directors may designate from time to time such members of the Eligible Class as it shall from time to time determine to be Active Members, provided that there shall not be more than ten Active Members at any time. An Active Member shall continue as such until the earlier of (i) the date the individual ceases to be a member of the Eligible Class, or (ii) the date specified by the Board of Directors as the date on which the individual shall no longer be an Active Member.

2.2 Commencement of Participation. An Employee shall become a Member on the later of (i) the effective date of the adoption of the Plan by such individual’s Employer, or (ii) the date on which such individual is first designated as an Active Member by the Board of Directors.

2.3 Cessation of Participation. An individual who has become a Member shall cease to be a Member on the later of (i) the first date on which he ceases to be an Active Member, or (ii) the first date on which no portion of his Accounts remains to be distributed and no amounts remain to be credited to his Accounts.

2.4 Recommencement of Participation by Former Members. A former Member shall again become a Member on the date, if any, on which such individual is again designated as an Active Member by the Board of Directors.

2.5 Frozen Accounts. A Member’s Accounts shall be frozen as of the date that he is no longer an Active Member. A Member whose Accounts have been frozen shall not be permitted to make additional deferrals under the Plan, nor shall his Accounts share in the allocation of any Employer Matching Credits which are allocated to Members’ Accounts as of a date on or after the date as of which his Account is frozen. Such a Member’s Accounts, however, shall continue to share in any Investment Gain or Loss of the Plan during the period of time that his Accounts are frozen. The Accounts of such a Member shall be unfrozen immediately upon his redesignation as an Active Member, and he shall thereupon participate in the Plan in accordance with the terms thereof.

ARTICLE 3

PARTICIPANT DEFERRALS AND EMPLOYER MATCHING ALLOCATIONS

3.1 Deferral Agreements. A Deferral Agreement shall be an agreement in a form satisfactory to the Administrative Committee to prospectively receive one or more items of compensation from the Employer in a reduced amount and to have the Administrative Committee credit an amount equal to the amount of the reduction to the Member’s Account. The Deferral Agreement shall specify (i) whether any amounts shall be deferred under his Plan as 401(k) Spillover Deferrals, and (ii) the amount, if any, of the Member’s Regular Deferral. Any such Deferral Agreement shall be revocable or irrevocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Member of any amount deferred prior to the date of revocation. A Member shall be entitled to prospectively modify his Deferral Agreement at least once a year. The Administrative Committee shall establish and announce to the Members the rules governing the administration of Elective Deferrals, including any limitations upon the amount that may be deferred and the procedures for and any limitations upon a Member’s right to revoke or change his designation. Elective Deferrals may be made by periodic payroll deductions or by other methods, as determined from time to time by the Administrative Committee.

3.2 401(k) Spillover Deferrals. An Active Member may specify in his Deferral Agreement that amounts that cannot be deferred under the Retirement Plan due to one or more Code Limitations shall be deferred under this Plan as 401(k) Spillover Deferrals. Such a Member’s 401(k) Spillover Deferral Account shall be credited with an amount equal to the excess of (i) the amounts of the Required and Additional Salary Deferrals which would have been made by the Member under the Retirement Plan in the absence of the Code Limitations over (ii) the amounts of such Deferrals actually made by the Member under the Retirement Plan. Such deferrals shall commence on the Deferral Agreement Effective Date.

3.3 Regular Deferrals. Each Active Member may specify in his Deferral Agreement a dollar amount or percentage of his Compensation to be deferred under this Plan as a Regular Deferral. The Administrative Committee may require the Member to make separate specifications for different types of Compensation. Such deferrals shall commence on the Deferral Agreement Effective Date.

3.4 Employer Matching Credits. The Employer shall, for each Plan Year, make an Employer Matching Credit on behalf of each Active Member in an amount equal to the excess of (i) the amounts of the Matching Contributions which would have been made by the Member under the Retirement Plan in the absence of the Code Limitations over (ii) the amounts of such Matching Contributions actually made on behalf of the Member under the Retirement Plan. Such deferrals shall commence on the Deferral Agreement Effective Date.

At any time that the Member would otherwise make the maximum Required and Additional Contribution and receive the maximum Employer Matching Contribution had not the Code Limitations limited said Contributions, t , provided that credits in lieu of Required or Additional Contributions shall be made only to the extent that the Member’s compensation is reduced under a valid salary deferral agreement, and that credits in lieu of Employer Matching Contributions shall be made only with respect to such credits in lieu of Required or Additional Contributions

ARTICLE 4

ALLOCATIONS

4.1 Information Statements from Employer. As soon as practical after each Allocation Date, the Employer shall provide the Administrative Committee with a schedule setting forth the names of its Active Members and other Members; the amount of its Employer Matching Credit for each Active Member; the amount and type of Elective Deferral(s) of each of its Active Members; and the amount of Compensation paid to each Active Member. Such schedules shall be conclusive evidence of such facts.

4.2 Allocation of 401(k) Spillover Deferrals. The Administrative Committee shall allocate to each Member an amount equal to his 401(k) Spillover Deferrals for each Allocation Period.

4.3 Allocation of Regular Deferrals. The Administrative Committee shall allocate to each Member an amount equal to his Regular Deferrals for each Allocation Period.

4.4 Allocation of Employer Matching Credit. The Administrative Committee shall separately allocate the Employer Matching Credit for each Plan Year among the Employer’s Active Members by allocating to each such Member an amount equal to the Employer Matching Credit made on his or her behalf. Each Member’s share shall be credited to his or her Employer Matching Account.

4.5 Member Direction of Investments. The Administrative Committee shall select three or more mutual funds or other collective investment funds and permit each Member to direct the portion of his Accounts to be invested in each such fund. Once the Administrative Committee has selected or changed the selection of funds, it shall establish rules pertaining to the administration thereof, including but not limited to rules for making selections effective, establishing the frequency of permitted changes, the minimum percentage in any fund, and all other necessary or appropriate regulations.

4.6 Allocation of Investment Gain or Loss. Each valuation and determination of Investment Gain or Loss provided for hereunder shall reflect the value of the different funds in which the Member’s Account is invested separately. The Administrative Committee shall allocate Investment Gain or Loss attributable to each such fund among the Members’ various Accounts (each type of Account being considered separately).

4.7 Effective Date of Allocations and Adjustments. The Administrative Committee shall credit to each Member’s Accounts such Member’s Elective Deferrals and Employer Matching Credits, so that all such amounts shall be entered in the Member’s Accounts as soon as administratively practicable following the date on which they would have been paid to the Member or the Retirement Plan, or otherwise been includable in gross income for federal income tax purposes in the absence of a deferral election. The Administrative Committee shall credit to each Member’s Accounts such Member’s portion of the adjustments and allocations required by Section 4.6, so that all such allocations shall become effective and be entered in such Member’s Accounts as of the Valuation Date with respect to which they are attributable.

4.8 No Vesting Unless Otherwise Prescribed. No allocations, adjustments, credits, or transfers shall ever vest in any Member any right, title, or interest in the Plan except at the times and upon the terms and conditions herein set forth.

ARTICLE 5

BENEFITS AND EVENTS ENTITLING PARTICIPANTS

TO DISTRIBUTION OF BENEFITS

5.1 Benefit upon Separation. A Member who incurs a Separation other than on account of death shall be entitled to a benefit equal to the total amount credited to all of his Accounts. The Beneficiary of a Member whose Separation occurs on account of death shall be entitled to a benefit equal to the total amount credited to all of such Member’s Accounts.

5.2 Benefit upon Change in Control. In the event of a Change in Control, a Member shall be entitled to a benefit equal to the total amount credited to all of his Accounts regardless of whether such Member has had a Separation.

5.3 Time for Determining Account Balances. The amount credited to a Member’s Accounts shall be determined, for purposes of this Article, as of the Valuation Date coincident with or next following the date of the Member’s Separation.

5.4 Accounting for Distributions. The balance of an Account shall be reduced as of the first day of the Valuation Period by the amount of any withdrawals, payments, distributions, or other amounts properly chargeable to such Account during such Valuation Period.

5.5 Receipt of Domestic Relations Order. The receipt of a judicial decree or order shall constitute an event permitting distribution under the Plan, provided that such judicial decree or order would constitute a Qualified Domestic Relations Order if the requirement that such an order not require a plan to make distribution to an alternate payee prior to a Members earliest retirement age, as defined in Section 414(p)(4)(B) of the Code, were disregarded.

5.6 Withdrawal for Unforeseeable Emergency. Any Member may make application to the Administrative Committee to withdraw in a single sum from his Elective Deferral and Employer Matching Accounts such amount, and not more than that amount, as is reasonably needed to satisfy the emergency need. Whether or not a Member has incurred an Unforeseeable Emergency shall be determined by the Administrative Committee on the basis of all relevant facts available to the Administrative Committee and in accordance with written procedures established by the Administrative Committee. Such written procedures shall specify the requirements for requesting and receiving distributions on account of Unforeseeable Emergency, including what forms must be submitted and to whom. The Administrative Committee shall uniformly and consistently apply such written procedures so that all Members in similar circumstances are treated alike. All determinations regarding Unforeseeable Emergency must be made in accordance with objective nondiscretionary criteria. Such determinations must also comply with applicable Department of Treasury regulations and rulings. An application for a withdrawal made pursuant to this Section must be in writing and must state the reason or reasons for the need of such Member to make such a withdrawal. Such application must specify the amount necessary to satisfy the Member’s Unforeseeable Emergency. The Administrative Committee shall be entitled to rely upon the Member’s representations set forth in his application, to the extent that such reliance is reasonable. A distribution made pursuant to this Section shall not exceed the amount necessary to meet the Unforeseeable Emergency of the Member. The amount of an Unforeseeable Emergency withdrawal may include any amounts necessary to pay any federal, state, or local income taxes reasonably anticipated to result from the distribution. Applications under this Section shall be processed as soon as administratively feasible. The Administrative Committee shall direct the Employer when to disburse any funds as an Unforeseeable Emergency withdrawal.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1 Time of Distribution. Subject to any contrary provisions in this Article, distributions provided for in the Plan shall be made or commenced as soon as practical, and in any event, within one year after the Member’s Separation. In the event of a Change in Control, each Member shall receive a distribution as soon as practical after such Change in Control.

6.2 Distribution Method. Distributions shall be paid in cash in the form of a single sum.

6.3 Qualified Domestic Relations Orders. Payment shall be made in accordance with the provisions of any Qualified Domestic Relations Order.

6.4 Distributions to Disabled. If the Administrative Committee determines that any person to whom a payment is due is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the spouse, brother, sister, or other person the Administrative Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Administrative Committee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan. Any amount payable to a minor under any provision of this Plan including the foregoing provisions of this Section may be paid directly to the minor. The receipt by the minor shall be a complete discharge of all liability under the Plan.

6.5 Designation of Beneficiary. Each Member has the right to designate and to revoke the designation of his Beneficiary pursuant to the terms of the Retirement Plan.

6.6 No Duplication of Benefits. There shall be no duplication of benefits under this Plan.

6.7 Missing Distributees. The Administrative Committee shall make reasonable efforts to locate any person entitled to a distribution. Such efforts shall include utilization of the services of the Social Security Administration and the Internal Revenue Service to attempt to ascertain the current mailing address of any such person or for the purpose of forwarding correspondence from the Plan to any such person. If the efforts to locate a person entitled to a distribution are unsuccessful, the Administrative Committee may instruct the Employer to distribute such benefits into an interest-bearing federally-insured bank account opened in such person’s name or to purchase an annuity for such person. Such person shall have an unconditional right to withdraw funds from any such bank account. All ordinary and reasonable expenses incurred in connection with attempting to locate a person entitled to benefits under the Plan and in establishing an account or purchasing an annuity for a person who cannot be located shall be deducted from the benefit payable to such person.

If a person entitled to a distribution cannot be located within one year of the date any benefits payable under the Plan should be paid or commence to be paid, the Member’s Account may be forfeited. Notwithstanding the preceding sentence, if at any time prior to termination of the Plan, the Member or

Beneficiary files a valid claim for the forfeited benefits payable under the Plan, then (a) as soon as administratively practicable, the forfeited benefits payable to such former Member or Beneficiary shall be reinstated effective as of the date or receipt of the claim and (b) as soon as administratively practicable following the reinstatement of such forfeited benefits, the value of the reinstated benefits shall be paid pursuant to the provisions of this Article to the Member or Beneficiary thereof.

In the event of the termination of the Plan, amounts payable to persons who cannot be located that have not previously been forfeited and reallocated shall be used to establish a bank account or individual retirement account, or to purchase an annuity, for such person.

6.8 Claims Procedure. Submission of a claim for benefits by the Member or Beneficiary is not a condition to payment of benefits due hereunder. However, if the Member or Beneficiary believes that benefits have not been properly paid, he must submit a claim for proper payment to the Administrative Committee. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Administrative Committee notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Administrative Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

6.9 Claims Appeal Procedure. If a Member’s or Beneficiary’s claim is denied and he wants a review, he must apply to the Administrative Committee in writing. That application can include any comment or argument the claimant wants to make. The claimant can either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Administrative Committee can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review. The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Administrative Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Administrative Committee notifies the claimant prior to the expiration of the initial review period, it can extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Administrative Committee must be in writing and must include the specific reasons for its action and the Plan provisions on which its decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

6.10 Member’s Right to Arbitration. If a Member’s claim is not resolved to his satisfaction under the foregoing provisions of this Article, the Member may elect to have his claim decided by binding arbitration under applicable rules of the American Arbitration Association. The decision in any such arbitration shall be final and binding on the Sponsor, the Administrative Committee, the Member, and all other interested parties.

ARTICLE 7

COMMITTEE

7.1 Appointment, Term, Resignation, and Removal. The Board of Directors shall appoint a Administrative Committee to administer the Plan. The members of the Administrative Committee shall serve until their resignation, death, or removal. Any member of the Administrative Committee may resign at any time by giving written notice of such resignation to the Sponsor. Any member of the Administrative Committee may be removed by the Board of Directors, with or without cause. Vacancies in the Administrative Committee arising by resignation, death, removal, or otherwise shall be filled by such persons as may be appointed by the Board of Directors.

7.2 Powers. The Administrative Committee shall have exclusive responsibility for the administration of the Plan, according to the terms and provisions thereof, and shall have all powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

(i) To make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions thereof, provided such rules and regulations are evidenced in writing;

(ii) To construe all terms, provisions, conditions, and limitations of the Plan; and its construction thereof made in good faith and without discrimination in favor of or against any Member shall be final and conclusive on all persons;

(iii) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem expedient to carry out the intent of the Sponsor in establishing and maintaining the Plan, and its judgment in such matters shall be final and conclusive as to all persons;

(iv) To select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents and employees as the Administrative Committee may deem necessary or advisable for the proper and efficient administration of the Plan, and any agent, firm, or employee so selected by the Administrative Committee may be a disqualified person, but only if the requirements of Section 4975(d) of the Code have been met;

(v) To resolve all questions relating to the eligibility of Employees to become Members, and to determine the Member’s vested percentage and the amount of compensation upon which the benefits of each Member shall be calculated;

(vi) To resolve all controversies relating to the administration of the Plan, including but not limited to (a) differences of opinion arising between the Employer and a Member, and (b) any questions it deems advisable to determine in order to promote the uniform and nondiscriminatory administration of the Plan;

(vii) To direct and instruct the Employer in all matters relating to the payment of Plan benefits and to determine a Member’s entitlement to a benefit should he appeal a denial of his claim for a benefit or any portion thereof; and

(viii) To delegate such of its clerical and recordation duties under the Plan as it may deem necessary or advisable for the proper and efficient administration of the Plan.

7.3 Organization. The Administrative Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, without regard as to whether that person is a member of the Administrative Committee, who shall keep the minutes of its proceedings and all records, documents, and data pertaining to its supervision of the administration of the Plan.

7.4 Quorum and Majority Action. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Administrative Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

7.5 Signatures. The chairman, the secretary and any one or more of the members of the Administrative Committee to which the Administrative Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the Administrative Committee, and to execute any certificate or other written evidence of the action of the Administrative Committee.

7.6 Disqualification of Administrative Committee Members. A member of the Administrative Committee who is also a Member in the Plan shall not vote or act upon any matter relating solely to himself, unless he is the sole member of the Administrative Committee.

7.7 Disclosure to Members. The Administrative Committee shall make available to each Member and Beneficiary for his examination such records, documents, and other data as are required under ERISA, but only at reasonable times during business hours. No Member or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary, and the Administrative Committee shall be required to make no data or records available other than those required by ERISA.

7.8 Standard of Performance. The Administrative Committee and each of its members shall act in good faith when carrying out their responsibilities hereunder.

7.9 Liability of Administrative Committee. No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative Committee, any Member, or other agent appointed by the Administrative Committee. No member of the Administrative Committee shall be liable for any act or omission on his own part, unless such act or omission is the result of the Administrative Committee member’s gross negligence or willful misconduct. In this connection, each provision hereof is severable and if any provision is found to be void as against public policy, it shall not affect the validity of any other provision hereof.

7.10 Indemnification of Administrative Committee Members. The Sponsor shall indemnify each member of the Administrative Committee and his heirs, successors, and assigns against all expenses (including, without limitation, taxes of every kind and character, the costs of investigating and responding to claims, the amount of judgments, the amount of settlements made with a view to the curtailment of costs of litigation, attorney’s fees, interest, penalties, and all costs, expenses, losses, and damages of every kind) incurred by such member, his heirs, successors, or assigns in connection with or arising out of his having served as a member of the Administrative Committee.

7.11 Bonding. No member of the Administrative Committee shall be required to give bond for the performance of his duties hereunder unless required by a law which cannot be waived.

7.12 Compensation. The Administrative Committee shall serve without compensation for their services, but shall be reimbursed by the Employers for all expenses properly and actually incurred in the performance of their duties under the Plan.

7.13 Persons Serving in Dual Fiduciary Roles. Any person, group of persons, corporations, firm, or other entity may serve in more than one fiduciary capacity with respect to the Plan.

7.14 Administrator. For all purposes of ERISA, the Administrator of the Plan shall be the Sponsor. The Administrator of the Plan shall have final responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any federal or state law, or any regulations promulgated thereunder.

7.15 Standard of Judicial Review of Administrative Committee Actions. The Administrative Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person’s right to benefits under the Plan, the correct amount and form of any such benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in Sections 6.8, 6.9, and 7.2. Notwithstanding any provision of law or any explicit or implicit provision of the Plan, any action taken, or ruling or decision made, by the Administrative Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all persons other than the Sponsor, including without limitation all Members and Beneficiaries, regardless of whether the Administrative Committee or one or more members thereof may have an actual or potential conflict of interest with respect to the subject matter of such action, ruling, or decision. No such final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE 8

ADOPTION OF PLAN BY OTHER EMPLOYERS

8.1 Adoption Procedure. Any business organization may, with the approval of the Sponsor, adopt this Plan by:

(i) executing an authorized adoption instrument agreeing to be bound as an Employer by all the terms, conditions, and limitations of this Plan except those, if any, specifically described in the adoption instrument; and

(ii) providing all information required by the Administrative Committee.

An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.

8.2 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan by an Employer nor any act performed by it in relation to this Plan shall ever create a joint venture or partnership relation between it and any other Employer.

ARTICLE 9

AMENDMENT AND TERMINATION

9.1 Sponsor’s Right to Amend. Subject to the limitations prescribed by Section 9.2, the Sponsor may at any time and from time to time modify or amend the Plan in whole or in part. Any amendment shall be made by an instrument in writing, executed by the appropriate officer, setting forth the nature of the amendment and its effective date.

9.2 Limitations on Right to Amend. If the Plan is amended in any manner, the nonforfeitable percentage of the balance of each Account (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of each Member shall not be less than such nonforfeitable percentage computed under the Plan without regard to such amendment. No amendment shall decrease the Account balance of a Member. If any Employer is subject to the Securities Act of 1934, the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, in any manner that would affect the method of determining the amount, price, and timing of securities of such Employer allocated to the Accounts of officers and directors or categories of officers and directors. Except as provided in the immediately following sentence, the elimination of one or more forms of benefit payment, whether with respect to benefits attributable to service before the amendment or service after the amendment, shall not be prohibited under this Section. No amendment adopted after a Change in Control shall apply to any Member without his express written consent.

9.3 Retroactive Amendments to Meet Labor or Tax Requirements. It is the intention of the Sponsor that distributions under the Plan be deductible under the applicable provisions of the Code; that the Plan meet all requirements of ERISA. The Sponsor shall make such amendments to the Plan as may be necessary to carry out this intention. All such amendments may be made retroactively as limited by the applicable federal law.

9.4 Sponsor’s Right to Terminate. The Sponsor may terminate the Plan by appropriate action evidenced in writing and delivered to the other Employers. The Plan shall terminate as to an Employer upon the happening of any of the following events:

(i) Delivery to the Sponsor of a notice of termination executed by the Employer, based on the action described in the preceding sentence and specifying the date as of which the Plan shall terminate;

(ii) Adjudication of the Employer as a bankrupt, general assignment by the Employer, based on the action described in the preceding sentence, to or for the benefit of creditors, or cessation of business of the Employer; and

(iii) Termination of the business of the Employer or the transfer by the Employer of all or substantially all of its assets and business without provision for continuing the Plan, except that, in any such event, the Plan may be continued by any successor to the Employer or any transferee of all or substantially all of its assets and business, and in the event election is made to continue the Plan, such successor or transferee shall automatically become substituted for the Employer hereunder upon receipt by the Sponsor of written notice of such election and delivery of the Sponsor’s written consent to the successor or transferee.

ARTICLE 10

MISCELLANEOUS

10.1 Establishment of Trust Fund not Required. No property is required to be set aside nor is a trust fund of any kind required to be established to secure the rights of any Member hereunder. All amounts credited to the Member’s Account at any time shall be solely a charge upon the Member’s Employer and all Members shall at all times rely solely upon the general credit of their respective Employers for the payment of any benefit which becomes payable hereunder. Notwithstanding the foregoing provisions of this Section, the Sponsor may, in its discretion, contribute funds to a grantor trust for the purpose, as it deems appropriate, of paying benefits under the Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Employer. To the extent any benefits provided under the Plan are actually paid from the trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of and shall be paid by, the Employer. The Members shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Members shall have no security interest in the grantor trust.

10.2 Plan Does Not Constitute an Employment Contract. The adoption and maintenance of the Plan shall not be deemed to be a contract between any Employer and any Member. Nothing contained herein shall be deemed to give any Member the right to be retained in the employment of the Employer or to interfere with the rights of the Employer to discharge any Member at any time, nor shall it interfere with the Member’s right to terminate his employment at any time.

10.3 Spendthrift Clause. Except as otherwise specifically provided, no principal or income payable or to become payable under the Plan shall be subject to anticipation or assignment by any Member or by any Beneficiary or be subject to attachment by, or to the interference or control of, any creditor of a Member or Beneficiary, or be taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by such Member or Beneficiary. The interests of the Employer in any assets, earnings and profits related to the Plan shall not be subject to garnishment, attachment, levy, or execution of any kind for debts or defaults of any person, natural or legal, having an interest in the Plan. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of an interest in the Plan by a Member or Beneficiary, prior to distribution as herein provided, shall be absolutely and wholly void, regardless of when such conveyance, transfer, assignment, mortgage, pledge or encumbrance is intended to take place or become effective. The Employer shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, or pledge by a Member or Beneficiary hereunder, of any interest in the Plan, and the Employer shall never be required to pay any money or thing of value thereon or therefor to any creditor of a Member or Beneficiary, nor upon any debt created by a Member or Beneficiary for any cause whatsoever. This Section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless (i) such order is determined to be a Qualified Domestic Relations Order, or (ii) such order was entered before January 1, 1985, and the Administrative Committee determines that sufficient uncontroverted information is available to permit such order to be treated in the same manner as a Qualified Domestic Relations Order.

10.4 Form of Elections. Except as otherwise specifically provided in the Plan, in order to be effective, any election by a Member or Beneficiary that is required or permitted under the Plan shall be in writing on a form provided or approved by the Administrative Committee, signed by the person entitled to make the election, and filed with the Administrative Committee. Any permitted revocation of such an election shall be irrevocable except to the extent specifically provided otherwise in the applicable provision of the Plan.

10.5 Governing Laws; Parties to Legal Actions. The provisions of the Plan shall be construed, administered and enforced according to the laws of the United States and, to the extent not preempted, the state of Texas. The Employer may at any time initiate any legal action or proceeding for the determination of any questions, including questions of construction which may arise, or for instruction, and the only necessary parties to such action or proceeding shall be the Employer, except that any other person or persons may be included as parties defendant at the election of the Employer.

10.6 Plan Document Controlling. In the event that there is a discrepancy between the terms of this document and the terms of any policy or contract issued under the Plan, the provisions of this document shall control.

10.7 Severability of Clauses. Each provision of the Plan Document is severable and if any provision is found to be unenforceable for any reason, it shall not affect the validity of any other provision.

10.8 Cross References. All Section references are to Sections of this document, unless otherwise specified.

10.9 Securities Law Considerations.

THE PLAN AND PARTICIPATIONS THEREUNDER HAVE NOT BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS SUCH COMMISSION OR THE REGULATORY AUTHORITY OF ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THE PLAN DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PLAN AND PARTICIPATIONS THEREUNDER ARE BEING OFFERED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION D UNDER THE SECURITIES ACT. NO PUBLIC OR OTHER MARKET WILL DEVELOP FOR THE PLAN OR PARTICIPATION THEREUNDER.

THE PLAN AND PARTICIPATIONS THEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

PARTICIPATIONS IN THE PLAN WILL BE ILLIQUID. AS A RESULT, PROSPECTIVE PARTICIPANTS SHOULD INVEST IN THE PLAN ONLY IF THEY CAN BEAR FOR AN INDEFINITE PERIOD OF TIME THE ECONOMIC RISKS ASSOCIATED WITH AN ALIQUID INVESTMENT.

IN MAKING AN INVESTMENT DECISION, PROSPECTIVE PLAN PARTICIPANTS MUST RELY ON THEIR OWN EXAMINATION OF THE PLAN AND THE TERMS THEREOF, INCLUDING THE MERITS AND RISKS INVOLVED. PARTICIPATION IN THE PLAN HAS NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

PROSPECTIVE PARTICIPANTS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PLAN DOCUMENT AS INVESTMENT, TAX OR LEGAL ADVICE. THIS PLAN DOCUMENT, AS WELL AS THE NATURE OF THE INVESTMENT, SHOULD BE REVIEWED BY EACH PROSPECTIVE PARTICIPANT’S INVESTMENT AND TAX ADVISER, ACCOUNTANT AND LEGAL COUNSEL. EACH PARTICIPANT WILL BE REQUIRED TO REPRESENT IN SUCH PARTICIPANT’S LETTER OF PARTICIPATION THAT SUCH PARTICIPANT UNDERSTANDS THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE PLAN, IS CAPABLE OF BEARING SUCH RISKS AND HAS NOT RELIED UPON THE PLAN’S SPONSOR FOR INVESTMENT, TAX, ACCOUNTING OR LEGAL ADVICE, AND THAT THE PARTICIPANT HAS RELIED ONLY ON SUCH PARTICIPANT’S OWN ADVISERS FOR SUCH ADVICE.

THIS PLAN DOCUMENT HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE PARTICIPANTS IN THE PLAN AND CONSTITUTES AN OFFER ONLY TO THE PROSPECTIVE PARTICIPANT TO WHOM IT WAS DELIVERED BY THE SPONSOR. EACH PROSPECTIVE PLAN PARTICIPANT, BY ACCEPTING DELIVERY OF THIS PLAN DOCUMENT, AGREES TO RETURN IT AND ALL OTHER RELATED DOCUMENTS TO THE SPONSOR AT ITS REQUEST IF THE PROSPECTIVE PARTICIPANT DECIDES NOT TO INVEST IN THE PLAN, IF THE PROSPECTIVE PARTICIPANT’S SUBSCRIPTION IS NOT ACCEPTED OR IF THE PLAN IS TERMINATED.

THIS PLAN DOCUMENT SHALL NOT BE CONSIDERED AN OFFER BY THE PLAN, THE PLAN SPONSOR OR ANY OTHER PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER IS UNLAWFUL OR PROHIBITED.

IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 8 day of March, 2001, to be effective as of January 1, 2001, except as otherwise specified or as otherwise required to comply with applicable provisions of the Code, any statute amending the Code, or any other applicable statute, regulation, or ruling.

ATWOOD OCEANICS, INC.

By	/s/ John Irwin
President